SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2008

Webster Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut	06702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 465-4364

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2008, Webster Financial Corporation (the “Company”) issued a press release announcing the appointment of Douglas O. Hart as its principal accounting officer, effective June 30, 2008. In addition, James C. Smith, the Company’s Chairman and Chief Executive Officer, has been appointed to serve as president of the Company in accordance with the Company’s bylaws, effective July 1, 2008.

Mr. Hart, age 56, has served as the Senior Vice President and Chief Accounting Officer of the Company and Webster Bank, N.A. since June 11, 2007. Prior to that, Mr. Hart was employed by MBNA Corporation in Wilmington, Delaware from 1994 until 2006, most recently serving as Senior Executive Vice President – Treasury Operations and Deposits. Mr. Hart is a Certified Public Accountant.

Biographical information with respect to Mr. Smith is contained in the Company’s definitive proxy statement for the 2008 annual meeting of shareholders filed with the Securities and Exchange Commission on March 7, 2008 and is incorporated herein by reference.

A copy of the press release dated June 26, 2008 announcing the appointment of Mr. Hart and other related matters is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: June 26, 2008	By:	/s/ Harriet Munrett Wolfe
Harriet Munrett Wolfe
Executive Vice President
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 26, 2008.